UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                  FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934



Date of Report (Date of earliest event
reported) January 30, 1998


    Krupp Realty Limited Partnership-VII


    Massachusetts            0-14377
    04-2842924
(State or other jurisdiction of
(Commission (IRS employer
incorporation or organization)file
number)identification no.)



470 Atlantic Avenue, Boston, Massachusetts
                   02210
(Address of principal executive offices)
                     (Zip Code)



               (617) 423-2233
  (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

        Disposition of Nora Corners Shopping
        Center

        On December 2, 1997, Berkshire Realty
        Enterprise Limited Partnership, an
        affiliate of the General Partners, as
        agent for Krupp Realty Limited
        Partnership-VII (the "Partnership"),
        entered into an Agreement of Sale to
        sell Nora Corners, a shopping center
        containing 89,432  leasable square
        feet, located in Indianapolis,
        Indiana, to Kejack, Inc. and its
        permitted assigns, which are unaffiliated third parties. The property was included in a package with thirteen other properties owned by affiliates of the General Partners. The total selling price of the fourteen properties was $138,000,000, of which the
        Partnership received $6,604,300, less the assumption of the first mortgage note payable of $4,084,037 and its share of the closing costs. The transaction was consummated on January 30, 1998.


Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business
          Acquired
        Response: Not applicable

     (b)  Pro Forma Financial Information
        Response: Proforma financial
        statements will be filed no later
        than

        March 31, 1998.

     (c)  Exhibits

1. Agreement of Sale dated December 2, 1997 between Berkshire Realty Enterprise Limited
Partnership, agent for Krupp Realty Limited
Partnership-VII, and Kejack, Inc. and its permitted assigns.

2.   First Amendment to Agreement of Sale
dated December 12, 1997 between Berkshire
Realty Enterprise Limited Partnership, agent for Krupp Realty Limited Partnership-VII, and
Kejack, Inc. and its permitted assigns.

3.   Second Amendment to Agreement of Sale
dated December 14, 1997 between Berkshire
Realty Enterprise Limited Partnership,agent for Krupp Realty Limited Partnership-VII, and
Kejack, Inc.and its permitted assigns.

4.   Side letter dated December 17, 1997 from
     William

S.   Gee on behalf of Kejack,Inc.  and its
     permitted assigns to Eli
     Rubenstein,Esq.on behalf of Berkshire
     Realty Enterprise Limited Partnership,
     agent for Krupp Realty Limited
     Partnership-VII.

5.   Side letter dated January 6, 1998 from
     William S.Gee on behalf of Kejack,Inc.
     and its permitted assigns to Eli
     Rubenstein, Esq. on behalf of Berkshire
     Realty Enterprise Limited Partnership,
     agent for Krupp Realty Limited
     Partnership-VII.


SIGNATURE


Pursuant to the requirements of the
Securities Exchange Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Krupp Realty Limited Partnership-VII

(Registrant)





BY:  /s/Wayne H. Zarozny


                 Wayne H. Zarozny

                 Treasurer and Chief
                 Accounting Officer of the
                 Krupp Corporation, a
                 General Partner.



DATE: February 2, 1998